Exhibit 99.1

Editorial Contact:	Investor Contact:

Mary Camarata	Marshall Mohr

Adaptec, Inc.	Adaptec, Inc.

408-957-1630	408-957-6773

mary_camarata@adaptec.com	marshall_mohr@adaptec.com

ADAPTEC UPDATES FOURTH QUARTER FY 2005 FINANCIAL GUIDANCE

MILPITAS, Calif. – March 23, 2005 - Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today announced that as a result of enterprise disk drive shortages in the market, the Company expects revenue for the fourth quarter of fiscal 2005 could be approximately 9% to 13% below the low end of the Company’s revenue range of $127 million to $131 million projected in the earnings conference call on January 27, 2005.

The Company indicated that the recent enterprise drive shortages have negatively effected demand for its SCSI-related products from its OEM and channel customers. This drive shortage will not only impact demand in the fourth quarter of fiscal 2005, but could also impact first quarter of fiscal 2006.

Adaptec noted that its fourth quarter of fiscal 2005 ends on March 31, 2005.  Revenue described in this release is based on management’s best estimates and remains subject to completion of the fiscal quarter.

The Company will provide additional information and commentary regarding the Company’s financial and operating results during its regularly scheduled quarterly conference call on April 28, 2005 at 1:45 p.m. PDT. This call will be webcast and can be accessed via Adaptec’s IR web site at www.adaptec.com/investor. To participate in the teleconference, dial (706) 679-0658 with ID# 4422899 approximately 10 minutes prior to the call.

A replay will be available following conclusion of the call on Adaptec’s Investor Relations web site or for one week at the following numbers: (800) 642-1687 (domestic) or (706) 645-9291 (international) with ID#4422899.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, statements of our anticipated revenue for the fourth quarter of our fiscal year ending March 31, 2005, and the effect of the disk drive shortage on anticipated revenue for the first quarter of our fiscal year ending March 31, 2006.  These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update any forward looking information that is included in this release.

About Adaptec

Adaptec Inc. (NASDAQ:ADPT) provides end-to-end storage solutions that reliably move, manage and protect critical data and digital content. Adaptec provides software and hardware solutions for storage connectivity and data protection, storage networking and networked storage subsystems to leading OEM and distribution channel partners. Adaptec solutions are in use by enterprises, ISPs, medium and small businesses and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member.

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